                                                                   EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                             TRIANGLE BANCORP, INC.

                                       AND

                               CENTURA BANKS, INC.

                           DATED AS OF AUGUST 22, 1999

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
Parties...............................................................................1
Preamble..............................................................................1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER..........................................2
  1.1       Merger....................................................................2
  1.2       Time and Place of Closing.................................................2
  1.3       Effective Time............................................................2
  1.4       Execution of Stock Option Agreements......................................2
ARTICLE 2 -  TERMS OF MERGER..........................................................3
  2.1       Articles of Incorporation.................................................3
  2.2       Bylaws....................................................................3
  2.3       Directors and Officers....................................................3
ARTICLE 3 -  MANNER OF CONVERTING SHARES..............................................3
  3.1       Conversion of Shares......................................................3
  3.2       Anti-Dilution Provisions..................................................3
  3.3       Shares Held by Triangle or Centura........................................4
  3.4       Fractional Shares.........................................................4
  3.5       Conversion of Stock Rights................................................4
  3.6       Conversion of Triangle Warrants...........................................6
ARTICLE 4 -  EXCHANGE OF SHARES.......................................................6
  4.1       Exchange Procedures.......................................................6
  4.2       Rights of Former Triangle Stockholders....................................6
ARTICLE 5 -  REPRESENTATIONS AND WARRANTIES OF TRIANGLE...............................7
  5.1       Organization, Standing, and Power.........................................7
  5.2       Authority; No Breach By Agreement.........................................8
  5.3       Capital Stock.............................................................9
  5.4       Triangle Subsidiaries.....................................................9
  5.5       SEC Filings; Financial Statements.........................................10
  5.6       Absence of Undisclosed Liabilities........................................10
  5.7       Absence of Certain Changes or Events......................................10
  5.8       Tax Matters...............................................................11
  5.9       Assets....................................................................12
  5.10      Environmental Matters.....................................................12
  5.11      Compliance with Laws......................................................13
  5.12      Labor Relations...........................................................14
  5.13      Employee Benefit Plans....................................................14
  5.14      Material Contracts........................................................17
  5.15      Legal Proceedings.........................................................17
  5.16      Reports...................................................................18
  5.17      Statements True and Correct...............................................18

5.18        Accounting, Tax, and Regulatory Matters....................................18
5.19        State Takeover Laws........................................................18
5.20        Derivatives................................................................19
5.21        Year 2000..................................................................19
5.22        Underwriting...............................................................19
ARTICLE 6 -  REPRESENTATIONS AND WARRANTIES OF CENTURA.................................20
 6.1        Organization, Standing, and Power..........................................20
 6.2        Authority; No Breach By Agreement..........................................20
 6.3        Capital Stock..............................................................21
 6.4        Centura Subsidiaries.......................................................21
 6.5        SEC Filings; Financial Statements..........................................22
 6.6        Absence of Undisclosed Liabilities.........................................22
 6.7        Absence of Certain Changes or Events.......................................22
 6.8        Tax Matters................................................................23
 6.9        Assets.....................................................................24
6.10        Environmental Matters......................................................24
6.11        Compliance with Laws.......................................................25
6.12        Labor Relations............................................................26
6.13        Employee Benefit Plans.....................................................26
6.14        Legal Proceedings..........................................................27
6.15        Reports....................................................................27
6.16        Statements True and Correct................................................27
6.17        Accounting, Tax, and Regulatory Matters....................................28
6.18        Derivatives................................................................28
6.19        Year 2000..................................................................28
ARTICLE 7 -  CONDUCT OF BUSINESS PENDING CONSUMMATION..................................28
 7.1        Affirmative Covenants of Both Parties......................................28
 7.2        Negative Covenants of Triangle.............................................29
 7.3        Adverse Changes in Condition...............................................31
 7.4        Reports....................................................................31
ARTICLE 8 -  ADDITIONAL AGREEMENTS.....................................................32

 8.1        Registration Statement; Joint Proxy Statement; Stockholder
              Approvals................................................................32
 8.2        Exchange Listing...........................................................32
 8.3        Applications...............................................................32
 8.4        Filings with State Office..................................................33
 8.5        Agreement as to Efforts to Consummate......................................33
 8.6        Investigation and Confidentiality..........................................33
 8.7        Press Releases.............................................................34
 8.8        Certain Actions............................................................34
 8.9        Accounting and Tax Treatment...............................................35
8.10        State Takeover Laws........................................................35
8.11        Agreement of Affiliates....................................................35

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



    8.12    Employee Benefits and Contracts.............................................35
    8.13    Indemnification.............................................................36
    8.14    Certain Modifications.......................................................38
    8.15    Centura Merger Subsidiary Organization......................................38
 ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO
   CONSUMMATE...........................................................................39
  9.1       Conditions to Obligations of Each Party.....................................39
  9.2       Conditions to Obligations of Centura........................................40
  9.3       Conditions to Obligations of Triangle.......................................41
ARTICLE 10 - TERMINATION................................................................42
  10.1      Termination.................................................................42
  10.2      Effect of Termination.......................................................45
  10.3      Non-Survival of Representations and Covenants...............................46
ARTICLE 11 - MISCELLANEOUS..............................................................46
 11.1       Definitions.................................................................46
 11.2       Expenses....................................................................55
 11.3       Brokers and Finders.........................................................55
 11.4       Entire Agreement............................................................56
 11.5       Amendments..................................................................56
 11.6       Waivers.....................................................................56
 11.7       Assignment..................................................................57
 11.8       Notices.....................................................................57
 11.9       Goveming Law................................................................58
11.10       Counterparts................................................................58
11.11       Captions....................................................................58
11.12       Interpretations.............................................................58
11.13       Enforcement of Agreement....................................................58
11.14       Severability................................................................59
Signatures..............................................................................60

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of August 22, 1999, by and between TRIANGLE BANCORP, INC. ("Triangle"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Raleigh, North Carolina; and CENTURA BANKS, INC. ("Centura"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Rocky Mount, North Carolina.

                                    PREAMBLE

      The Boards of Directors of Triangle and Centura are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Triangle by Centura pursuant to the merger (the "Merger") of Triangle with and into a newly-formed, wholly-owned subsidiary of Centura ("Centura Merger Subsidiary"), organized under the Laws of the State of North Carolina. Immediately following the Merger, Centura Merger Subsidiary will be merged with and into Centura. At the effective time of the Merger, the outstanding shares of the capital stock of Triangle shall be converted into shares of the common stock of Centura (except as provided herein). As a result, stockholders of Triangle shall become stockholders of Centura, and Centura shall continue to conduct Triangle's business and operations. The transactions described in this Agreement are subject to the approvals of the stockholders of Triangle, the stockholders of Centura, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) for accounting purposes shall qualify for treatment as a pooling of interests.

      Immediately after the execution and delivery of this Agreement, as a condition and inducement to the Parties' willingness to enter into this Agreement, (i) Triangle is granting to Centura an option to purchase shares of Triangle Common Stock (the "Triangle Stock Option Agreement"), in substantially the form of Exhibit 1, and (ii) Centura is granting to Triangle an option to purchase shares of Centura Common Stock (the "Centura Stock Option Agreement"), in substantially the form of Exhibit 2.

      Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

      NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

      1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Triangle shall be merged with and into Centura Merger Subsidiary in accordance with the provisions of Section 55-11-01 of the NCBCA and with the effect provided in Section 55-11-06 of the NCBCA (the "Merger"). Centura Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Triangle and Centura, and the Plan of Merger, in substantially the form of Exhibit 3, which has been approved and adopted by the Board of Directors of Triangle and will be approved and adopted by the Board of Directors of Centura Merger Subsidiary upon its organization. Immediately subsequent to the Merger, Centura Merger Subsidiary shall be merged with and into Centura.

      1.2 TIME AND PLACE OF CLOSING. The consummation of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

      1.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the North Carolina Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 10th business day (as designated by Centura) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Centura and Triangle approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law.

      1.4 EXECUTION OF STOCK OPTION AGREEMENTS. Immediately after the execution of this Agreement and as a condition hereto, (i) Triangle is executing and delivering to Centura the Triangle Stock Option Agreement, and
(ii) Centura is executing and delivering to Triangle the Centura Stock Option Agreement.

                                   ARTICLE 2
                                TERMS OF MERGER

      2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Centura Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

      2.2 BYLAWS. The Bylaws of Centura Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

      2.3 DIRECTORS AND OFFICERS. The directors of Centura Merger Subsidiary in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Centura Merger Subsidiary in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                    ARTICLE 3
                           MANNER OF CONVERTING SHARES

      3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Centura or Triangle, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

             (a) Each share of Centura Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (b) Each share of Centura Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

             (c) Each share of Triangle Common Stock (excluding shares held by any Triangle Company or any Centura Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into .45 of a share of Centura Common Stock (subject to adjustment pursuant to Section 10.1(g) of this Agreement, the "Exchange Ratio").

      3.2 ANTI-DILUTION PROVISIONS. In the event Triangle changes the number of shares of Triangle Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, the

Exchange Ratio shall be proportionately adjusted. In the event Centura changes the number of shares of Centura Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

      3.3 SHARES HELD BY TRIANGLE OR CENTURA. Each of the shares of Triangle Common Stock held by any Triangle Company or by any Centura Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

      3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Triangle Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Centura Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Centura Common Stock multiplied by the market value of one share of Centura Common Stock at the Effective Time. The market value of one share of Centura Common Stock at the Effective Time shall be the closing price of Centura Common Stock on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Centura) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

      3.5    CONVERSION OF STOCK RIGHTS.

             (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Triangle Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Triangle Rights") granted by Triangle under the Triangle Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Centura Common Stock, and Centura shall assume each Triangle Right, in accordance with the terms of the Triangle Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Centura and its Compensation Committee shall be substituted for Triangle and the Committee of Triangle's Board of Directors (including, if applicable, the entire Board of Directors of Triangle) administering such Triangle Stock Plan, (ii) each Triangle Right assumed by Centura may be exercised solely for shares of Centura Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Centura Common Stock subject to such Triangle Right shall be equal to the number of shares of Triangle Common Stock subject to such Triangle Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Triangle Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Triangle Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Centura shall not be obligated to issue any fraction of a share of Centura Common Stock upon exercise of Triangle Rights and any fraction of a share of Centura Common Stock that otherwise would be subject to a converted Triangle Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Centura Common Stock and the per share exercise price of such Right. The market value of one share of Centura Common Stock shall be the closing price of Centura Common Stock on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Centura) on the last trading day preceding the date of exercise of the Triangle Right. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Triangle Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Centura agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

      (b) As soon as reasonably practicable after the Effective Time, Centura shall deliver to the participants in each Triangle Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Triangle Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and Centura shall comply with the terms of each Triangle Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Triangle Stock Plan, that Triangle Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Centura shall take all corporate action necessary to reserve for issuance sufficient shares of Centura Common Stock for delivery upon exercise of Triangle Rights assumed by it in accordance with this Section
3.5. As soon as reasonably practicable after the Effective Time, Centura shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Centura Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Centura shall administer the Triangle Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

      (c) All restrictions or limitations on transfer with respect to Triangle Common Stock awarded under the Triangle Stock Plans or any other plan, program, or arrangement of any Triangle Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Centura Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.

      3.6 CONVERSION OF TRIANGLE WARRANTS. At the Effective Time, each Triangle Warrant which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right with respect to Centura Common Stock, and Centura shall assume each Triangle Warrant, in accordance with the terms of the agreement by which the Triangle Warrant is evidenced, except that from and after the Effective Time, (i) each Triangle Warrant assumed by Centura may be exercised solely for shares of Centura Common Stock,
(ii) the number of shares of Centura Common Stock subject to such Triangle Warrant shall be equal to the number of shares of Triangle Common Stock subject to such Triangle Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such Triangle Warrant shall be adjusted by dividing the per share exercise price under each such Triangle Warrant by the Exchange Ratio and rounding up to the nearest cent.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

      4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Centura and Triangle shall cause the exchange agent selected by Centura (the "Exchange Agent") to mail to the former stockholders of Triangle appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Triangle Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Triangle Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Triangle Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Centura Common Stock to which such holder may be otherwise entitled (without interest). Centura shall not be obligated to deliver the consideration to which any former holder of Triangle Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Triangle Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Triangle Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Triangle Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

      4.2 RIGHTS OF FORMER TRIANGLE STOCKHOLDERS. At the Effective Time, the stock transfer books of Triangle shall be closed as to holders of Triangle Common Stock immediately prior to the Effective Time and no transfer of Triangle Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Triangle Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Triangle in respect of such shares of Triangle Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Triangle shall be entitled to vote after the Effective Time at any meeting of Centura stockholders the number of whole shares of Centura Common Stock into which their respective shares of Triangle Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Triangle Common Stock for certificates representing Centura Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Centura on the Centura Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Centura Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Triangle Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Triangle Common Stock certificate, both the Centura Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF TRIANGLE

      Triangle hereby represents and warrants to Centura as follows:

      5.1 ORGANIZATION, STANDING, AND POWER. Triangle is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Triangle is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

      5.2    AUTHORITY; NO BREACH BY AGREEMENT.

             (a) Triangle has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Triangle, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority of the outstanding shares of Triangle Common Stock entitled to be cast thereon, which is the only stockholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by Triangle. Subject to such requisite stockholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of Triangle, enforceable against Triangle in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

             (b) Neither the execution and delivery of this Agreement and the Plan of Merger by Triangle, nor the consummation by Triangle of the transactions contemplated hereby or thereby, nor compliance by Triangle with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Triangle's Articles of Incorporation or Bylaws, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Triangle Company under, any Contract or Permit of any Triangle Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, or
(iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Triangle Company or any of their respective Material Assets.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Triangle of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

      5.3    CAPITAL STOCK.

             (a) The authorized capital stock of Triangle consists, as of the date of this Agreement, of 50,000,000 shares of Triangle Common Stock, of which 25,197,731 shares are issued and outstanding as of the date of this Agreement and not more than 26,833,810 shares (together with such number of additional shares that will be issued for the fiscal year ending December 31, 1999 under the Management Incentive Compensation Plan of Triangle) will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of Triangle Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the NCBCA. None of the outstanding shares of Triangle Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Triangle.

             (b)    Except as set forth in Section 5.3(a) of this Agreement or
Section 5.3(b) of the Triangle Disclosure Memorandum, or as provided pursuant to the Triangle Stock Option Agreement, there are no shares of capital stock or other equity securities of Triangle outstanding and no outstanding Rights relating to the capital stock of Triangle.

      5.4 TRIANGLE SUBSIDIARIES. Triangle has disclosed in Section 5.4 of the Triangle Disclosure Memorandum all of the Triangle Subsidiaries as of the date of this Agreement. Except as set forth in Section 5.4 of the Triangle Disclosure Memorandum, Triangle or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Triangle Subsidiary. No equity securities of any Triangle Subsidiary are or may become required to be issued (other than to another Triangle Company) by reason of any Rights, and there are no Contracts by which any Triangle Subsidiary is bound to issue (other than to another Triangle Company) additional shares of its capital stock or Rights or by which any Triangle Company is or may be bound to transfer any shares of the capital stock of any Triangle Subsidiary (other than to another Triangle Company). There are no Contracts relating to the rights of any Triangle Company to vote or to dispose of any shares of the capital stock of any Triangle Subsidiary. All of the shares of capital stock of each Triangle Subsidiary held by a Triangle Company are duly authorized, validly issued, and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Triangle Company free and clear of any Lien. Except as set forth in Section 5.4 of the Triangle Disclosure Memorandum, each Triangle Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Triangle Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. Each Triangle Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

      5.5    SEC FILINGS; FINANCIAL STATEMENTS.

             (a) Triangle has filed and made available to Centura all forms, reports, and documents required to be filed by Triangle with the SEC since December 31, 1995 (collectively, the "Triangle SEC Reports"). The Triangle SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Triangle SEC Reports or necessary in order to make the statements in such Triangle SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Triangle Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the Triangle Subsidiaries, none of Triangle's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

             (b) Each of the Triangle Financial Statements (including, in each case, any related notes) contained in the Triangle SEC Reports, including any Triangle SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Triangle and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

      5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Triangle Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Triangle as of June 30, 1999, included in the Triangle Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 1999. No Triangle Company has incurred or paid any Liability since June 30, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

      5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999, except as disclosed in the Triangle Financial Statements, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, and (ii) the Triangle Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

      5.8    TAX MATTERS.

             (a) All Tax Returns required to be filed by or on behalf of any of the Triangle Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for Taxable Periods ended on or before December 31, 1998, and, to the Knowledge of Triangle, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for Taxable Periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Triangle, except to the extent reserved against in the Triangle Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

             (b) None of the Triangle Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

             (c) Adequate provision for any Taxes due or to become due for any of the Triangle Companies for the period or periods through and including the date of the respective Triangle Financial Statements has been made and is reflected on such Triangle Financial Statements.

             (d) Each of the Triangle Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

             (e) Except as set forth in Section 5.8(e) of the Triangle Disclosure Memorandum, none of the Triangle Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

             (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Triangle Companies.

             (g) Except as set forth in Section 5.8(g) of the Triangle Disclosure Memorandum, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Triangle Companies that occurred during or after any Taxable Period in which the Triangle Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

             (h) No Triangle Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

             (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of Centura, which consent will not be unreasonably withheld.

             (j) No Triangle Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      5.9 ASSETS. The Triangle Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the businesses of the Triangle Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Triangle's past practices. All Assets which are Material to Triangle's business on a consolidated basis, held under leases or subleases by any of the Triangle Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Triangle Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Triangle Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased, in either case as a result of extraordinary loss experienced on the part of such Triangle Company. The Assets of the Triangle Companies include all Assets required to operate the business of the Triangle Companies as presently conducted in all Material respects.

      5.10   ENVIRONMENTAL MATTERS.

             (a) Each Triangle Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

             (b) There is no Litigation pending or, to the Knowledge of Triangle, threatened before any court, governmental agency, or authority, or other forum in which any Triangle Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Triangle Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

             (c) There is no Litigation pending, or to the Knowledge of Triangle, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Triangle in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

             (d) To the Knowledge of Triangle, during the period of (i) any Triangle Company's ownership or operation of any of their respective current properties, (ii) any Triangle Company's participation in the management of any Participation Facility, or (iii) any Triangle Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. Prior to the period of (i) any Triangle Company's ownership or operation of any of their respective current properties,
(ii) any Triangle Company's participation in the management of any Participation Facility, or (iii) any Triangle Company's holding of a security interest in a Loan Property, to the Knowledge of Triangle, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

      5.11 COMPLIANCE WITH LAWS. Triangle is duly registered as a bank holding company under the BHC Act. Each Triangle Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. None of the Triangle Companies:

             (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle; and

             (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Triangle Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, or
   (iii) requiring any Triangle Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      5.12 LABOR RELATIONS. No Triangle Company is the subject of any Litigation asserting that it or any other Triangle Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Triangle Company to bargain with any labor organization as to wages or conditions of employment, nor is any Triangle Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Triangle Company, pending or threatened, or to the Knowledge of Triangle, is there any activity involving any Triangle Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      5.13   EMPLOYEE BENEFIT PLANS.

             (a) Triangle has disclosed to Centura in Section 5.13 of the Triangle Disclosure Memorandum, and has delivered or made available to Centura prior to the execution of this Agreement correct and complete copies in each case of, all Material Triangle Benefits Plans. For purposes of this Agreement, "Triangle Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any Triangle Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Triangle Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "Triangle ERISA Plan." Any Triangle ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "Triangle Pension Plan." Neither Triangle nor any Triangle Company has an "obligation to contribute" (as defined in ERISA Section
4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any Triangle Company that was intended to qualify under Section 401(a) of the Internal Revenue Code and with respect to which any Triangle Company has any Liability, is disclosed as such in Section 5.13 of the Triangle Disclosure Memorandum.

             (b) Triangle has delivered or made available to Centura prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Triangle Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Triangle Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1996, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Triangle Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

             (c) All Triangle Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. A favorable determination letter or opinion letter has been issued by the Internal Revenue Service with respect to each Triangle ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code, and Triangle is not aware of any circumstances which will or could reasonably be expected to result in revocation of any such favorable determination letter or opinion letter. Each trust created under any Triangle ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Triangle is not aware of any circumstance which will or could reasonably be expected to result in revocation of such exemption. With respect to each Triangle Benefit Plan to the Knowledge of Triangle, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Triangle. There is no Material pending or, to the Knowledge of Triangle, threatened Litigation relating to any Triangle ERISA Plan.

             (d) No Triangle Company has engaged in a transaction with respect to any Triangle Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Triangle Company to a Material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. Neither Triangle nor any administrator or fiduciary of any Triangle Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could reasonably be expected to subject Triangle to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Triangle. No oral or written representation or communication with respect to any aspect of the Triangle Benefit Plans has been made to employees of any Triangle Company which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any Liability with respect to such representation or disclosure is reasonably likely to have a Material Adverse Effect on Triangle.

             (e) No Triangle Pension Plan is subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code. Neither any Triangle Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Triangle Company, or the single-employer plan of any entity which is considered one employer with Triangle under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "Triangle ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA. Any required contributions with respect to a Triangle Pension Plan or any single-employer plan of a Triangle ERISA Affiliate have or will be timely made and there is no lien or expected to be a lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Triangle Company has provided, or is required to provide, security to a Triangle Pension Plan or to any single-employer plan of a Triangle ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

             (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Triangle Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Triangle ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except to the extent any failure would not have a Material Adverse Effect on Triangle).

             (g) Except as disclosed in Section 5.13 of the Triangle Disclosure Memorandum, no Triangle Company has any obligations for retiree health and retiree life benefits under any of the Triangle Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

             (h) Except as set forth in Section 5.13 of the Triangle Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves,
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Triangle Company from any Triangle Company under any Triangle Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Triangle Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

      5.14 MATERIAL CONTRACTS. Except as set forth in Section 5.14 of the Triangle Disclosure Memorandum, none of the Triangle Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $75,000, (ii) any Contract relating to the borrowing of money by any Triangle Company or the guarantee by any Triangle Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Triangle with the SEC as of the date of this Agreement that has not been filed as an exhibit to Triangle's Form 10-K filed for the fiscal year ended December 31, 1998, or in another SEC Document and identified to Centura (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Triangle Contracts"). With respect to each Triangle
Contract: (i) the Contract is in full force and effect; (ii) no Triangle Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle; (iii) no Triangle Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Triangle, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances, the junior subordinated debentures associated with the outstanding Capital Securities of Triangle Capital Trust and other term liabilities incurred in the ordinary course of business, all of the indebtedness of any Triangle Company for money borrowed is prepayable at any time by such Triangle Company without penalty or premium.

      5.15   LEGAL PROCEEDINGS.

             (a) There is no Litigation instituted or pending, or, to the Knowledge of Triangle, threatened against any Triangle Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Triangle Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

             (b) Section 5.15(b) of the Triangle Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Triangle

Company is a party and which names a Triangle Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.

             5.16 REPORTS. Since January 1, 1996, or the date of organization if later, each Triangle Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

             5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Triangle Company or any Affiliate thereof regarding Triangle or such Affiliate for inclusion in the Registration Statement to be filed by Centura with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Triangle Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Centura's and Triangle's stockholders in connection with the Stockholders' Meetings will, when first mailed to the stockholders of Centura and Triangle, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Triangle Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

             5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Triangle Company or any Affiliate thereof has taken or agreed to take any action, and Triangle has no Knowledge of any fact or circumstance that is reasonably likely, to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment, (ii) prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (iii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

             5.19 STATE TAKEOVER LAWS. Each Triangle Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium,"

"control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of North Carolina (collectively, "Takeover Laws").

      5.20 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Triangle's own account, or for the account of one or more of the Triangle Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Material Laws, and (ii) with counterparties believed to be financially responsible.

      5.21 YEAR 2000. Triangle has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the Federal Financial Institutions Examination Council ("FFIEC"), entitled "Year 2000 Project Management Awareness" and the April 10, 1998, "Guidance Concerning Testing for Year 2000 Readiness." Triangle has made available to Centura complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. Triangle has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has provided to Centura a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and validation, the results of tests on the plan, and a schedule for any future tests.

      5.22 UNDERWRITING. Triangle has underwritten each loan reflected as an Asset in the Triangle Financial Statements in accordance with Triangle's underwriting procedures as set forth in its policies manual previously provided to Centura and has, in its files, appropriate documentation, including notes and collateralization documents, for each loan that are the legal, valid, binding obligations of the obligor of each loan, enforceable in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), except to the extent the failure to underwrite a loan in accordance with Triangle's underwriting procedures or to maintain appropriate documentation is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF CENTURA

      Centura hereby represents and warrants to Triangle as follows:

      6.1 ORGANIZATION, STANDING, AND POWER. Centura is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Centura is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

      6.2    AUTHORITY; NO BREACH BY AGREEMENT.

             (a) Centura has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Centura, subject to the approval of the issuance of the shares of Centura Common Stock pursuant to the Merger by the holders of a majority of the outstanding shares of Centura Common Stock present or represented at the Centura Stockholders' Meeting, which is the only stockholder vote required for the consummation of the Merger by Centura. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Centura, enforceable against Centura in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

             (b) Neither the execution and delivery of this Agreement by Centura, nor the consummation by Centura of the transactions contemplated hereby, nor compliance by Centura with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Centura's Articles of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Centura Company under, any Contract or Permit of any Centura Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Centura Company or any of their respective Material Assets.

             (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Centura of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

      6.3 CAPITAL STOCK. The authorized capital stock of Centura consists, as of the date of this Agreement, of (i) 50,000,000 shares of Centura Common Stock, of which 28,465,362 shares were issued and outstanding as of June 30, 1999, and (ii) 25,000,000 shares of Centura Preferred Stock, none of which is issued and outstanding. All of the issued and outstanding shares of Centura Common Stock are, and all of the shares of Centura Common Stock to be issued in exchange for shares of Triangle Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the NCBCA. None of the outstanding shares of Centura Common Stock has been, and none of the shares of Centura Common Stock to be issued in exchange for shares of Triangle Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Centura.

      6.4 CENTURA SUBSIDIARIES. Centura or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Centura Subsidiary. No equity securities of any Centura Subsidiary are or may become required to be issued (other than to another Centura Company) by reason of any Rights, and there are no Contracts by which any Centura Subsidiary is bound to issue (other than to another Centura Company) additional shares of its capital stock or Rights or by which any Centura Company is or may be bound to transfer any shares of the capital stock of any Centura Subsidiary (other than to another Centura Company). There are no Contracts relating to the rights of any Centura Company to vote or to dispose of any shares of the capital stock of any Centura Subsidiary. All of the shares of capital stock of each Centura Subsidiary held by a Centura Company are fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Centura Company free and clear of any Lien. Each Centura Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Centura Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. Each Centura Subsidiary that is a depository institution is an

"insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

      6.5    SEC FILINGS; FINANCIAL STATEMENTS.

             (a) Centura has filed and made available to Triangle all forms, reports, and documents required to be filed by Centura with the SEC since December 31, 1995 (collectively, the "Centura SEC Reports"). The Centura SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Centura SEC Reports or necessary in order to make the statements in such Centura SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Centura Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the Centura Subsidiaries, none of Centura Subsidiaries is required to file any forms, reports, or other documents with the SEC.

             (b) Each of the Centura Financial Statements (including, in each case, any related notes) contained in the Centura SEC Reports, including any Centura SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Centura and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

      6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Centura Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Centura as of June 30, 1999, included in the Centura Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 1999. No Centura Company has incurred or paid any Liability since June 30, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

      6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999, except as disclosed in the Centura Financial Statements delivered prior to the date of this Agreement,

(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, and (ii) the Centura Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

      6.8    TAX MATTERS.

             (a) All Tax Returns required to be filed by or on behalf of any of the Centura Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for Taxable Periods ended on or before December 31, 1998, and, to the Knowledge of Centura, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for Taxable Periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Centura, except to the extent reserved against in the Centura Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

             (b) None of the Centura Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

             (c) Adequate provision for any Taxes due or to become due for any of the Centura Companies for the period or periods through and including the date of the respective Centura Financial Statements has been made and is reflected on such Centura Financial Statements.

             (d) Each of the Centura Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

             (e) None of the Centura Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

             (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Centura Companies.

             (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Centura Companies that occurred during or after any Taxable Period in which the Centura Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

             (h) No Centura Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

             (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of Triangle, which consent will not be unreasonably withheld.

             (j) No Centura Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

      6.9 ASSETS. The Centura Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the businesses of the Centura Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Centura's past practices. All Assets which are Material to Centura's business on a consolidated basis, held under leases or subleases by any of the Centura Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Centura Companies currently maintain insurance similar in amounts, scope, and coverage reasonably necessary for their operations. None of the Centura Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased, in either case as a result of extraordinary loss experienced on the part of such Centura Company. The Assets of the Centura Companies include all Assets required to operate the business of the Centura Companies as presently conducted in all Material respects.

      6.10   ENVIRONMENTAL MATTERS.

             (a) Each Centura Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

             (b) There is no Litigation pending or, to the Knowledge of Centura, threatened before any court, governmental agency, or authority, or other forum in which any Centura Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Centura Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

             (c) There is no Litigation pending or, to the Knowledge of Centura, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Centura in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

             (d) To the Knowledge of Centura, during the period of (i) any Centura Company's ownership or operation of any of their respective current properties, (ii) any Centura Company's participation in the management of any Participation Facility, or (iii) any Centura Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. Prior to the period of (i) any Centura Company's ownership or operation of any of their respective current properties,
(ii) any Centura Company's participation in the management of any Participation Facility, or (iii) any Centura Company's holding of a security interest in a Loan Property, to the Knowledge of Centura, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

      6.11 COMPLIANCE WITH LAWS. Centura is duly registered as a bank holding company under the BHC Act. Each Centura Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. None of the Centura Companies:

             (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura; and

             (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Centura Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, or
   (iii) requiring any Centura Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

      6.12 LABOR RELATIONS. No Centura Company is the subject of any Litigation asserting that it or any other Centura Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Centura Company to bargain with any labor organization as to wages or conditions of employment, nor is any Centura Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Centura Company, pending or threatened, or to the Knowledge of Centura, is there any activity involving any Centura Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

      6.13 EMPLOYEE BENEFIT PLANS. All Centura Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. For purposes of this Agreement, the term "Centura Plan" means each bonus, incentive compensation, severance pay, medical, or other insurance program, retirement plan, or other employee benefit plan program, agreement, or arrangement sponsored, maintained, or contributed to by Centura or any trade or business, whether or not incorporated, that together with Centura or any of its Subsidiaries would be deemed a "single employer" under Section 414 of the Internal Revenue Code (a "Centura ERISA Affiliate") or under which Centura or any Centura ERISA Affiliate has any Liability or obligation. No Liability under Title IV of ERISA has been incurred by Centura or any Centura ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a Material risk to Centura or any Centura ERISA Affiliate of incurring any such Liability. With respect to any Centura Plan that is subject to Title IV of ERISA, full payment has been made, or will be made in accordance with Section 404(a)(6) of the Internal Revenue Code, of all amounts that Centura or any Centura ERISA Affiliate is required to pay under Section 412 of the Internal Revenue Code or under the terms of the

Centura Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) exists with respect to any Centura Plan. There are no Material actions, suits, or claims pending, or, to the Knowledge of Centura, threatened or anticipated relating to any Centura Plan. There has been no Material adverse change in the financial position or funded status of any Centura Plan that is subject to Title IV of ERISA since the date of the information relating to the financial position and funded status of each such plan contained in Centura's Form 10-K filed for the fiscal year ended December 31, 1998.

      6.14 LEGAL PROCEEDINGS. Except as disclosed in the Centura Financial Statements, there is no Litigation instituted or pending, or, to the Knowledge of Centura, threatened against any Centura Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Centura Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

      6.15 REPORTS. Since January 1, 1996, or the date of organization if later, each Centura Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

      6.16 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Centura Company or any Affiliate thereof regarding Centura or such Affiliate for inclusion in the Registration Statement to be filed by Centura with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Centura Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Triangle's and Centura's stockholders in connection with the Stockholders' Meetings, will, when first mailed to the stockholders of Triangle and Centura, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Centura Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

      6.17 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Centura Company or any Affiliate thereof has taken or agreed to take any action, and Centura has no Knowledge of any fact or circumstance that is reasonably likely, to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment, (ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (iii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

      6.18 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Centura's own account, or for the account of one or more the Centura Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

      6.19 YEAR 2000. Centura has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the FFIEC, entitled "Year 2000 Project Management Awareness" and the April 10, 1998, "Guidance Concerning Testing for Year 2000 Readiness." Centura has made available to Triangle complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. Centura has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has provided to Triangle a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and validation, the results of tests on the plan, and a schedule for any future tests.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

      7.1 AFFIRMATIVE COVENANTS OF BOTH PARTIES. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided that in the case of Centura, the provisions of this

Section 7.1 (other than the provisions of clause (iv) above) shall not be deemed to preclude Centura from continuing to implement its program of acquiring unaffiliated depository and nondepository institutions.

      7.2 NEGATIVE COVENANTS OF TRIANGLE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Triangle covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of Centura, which consent shall not be unreasonably withheld:

             (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Triangle Company; or

             (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Triangle Company to another Triangle Company) in excess of an aggregate of $500,000 (for the Triangle Companies on a consolidated basis), except in the ordinary course of the business consistent with past practices (which shall include, for Triangle Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Triangle Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Triangle Disclosure Memorandum); or

             (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Triangle Company, or declare or pay any dividend or make any other distribution in respect of Triangle's capital stock, provided that Triangle may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Triangle Common Stock at a rate of $.10 per share with usual and regular record and payment dates in accordance with past practice as disclosed in Section 7.2(c) of the Triangle Disclosure Memorandum and such dates may not be changed without the prior written consent of Centura; provided, that, notwithstanding the provisions of
   Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Triangle Common Stock do not receive both a dividend in respect of their Triangle Common Stock and a dividend in respect of Centura Common Stock or fail to receive any dividend; or

             (d) except for this Agreement, or pursuant to the Triangle Stock Option Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement (or, in the case of the Management Incentive Compensation Plan, additional Rights that will be issued for the fiscal year ending December 31, 1999), issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Triangle Common Stock or any other capital stock of any Triangle Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

             (e) adjust, split, combine, or reclassify any capital stock of any Triangle Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Triangle Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Triangle Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Triangle Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

             (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities and for purchases of other securities in the ordinary course of business consistent with past practice, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Triangle Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with
   (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or
   (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

             (g) grant any increase in compensation or benefits to the employees or officers of any Triangle Company, except in accordance with past practice and consistent with budget data previously provided to Centura or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any Triangle Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Triangle Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

             (h) enter into or amend any employment Contract between any Triangle Company and any Person (unless such amendment is required by Law) that the Triangle Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

             (i) adopt any new employee benefit plan of any Triangle Company or make any Material change in or to any existing employee benefit plans of any Triangle Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

             (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

             (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of any Triangle Company for Material money damages or restrictions upon the operations of any Triangle Company; or

             (l) except in the ordinary course of business, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims.

      7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

      7.4 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

      8.1 REGISTRATION STATEMENT; JOINT PROXY STATEMENT; STOCKHOLDER APPROVALS. As soon as reasonably practicable after execution of this Agreement, Centura shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Centura Common Stock upon consummation of the Merger. Triangle shall furnish all information concerning it and the holders of its capital stock as Centura may reasonably request in connection with such action. Triangle shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. Centura shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the issuance of shares of Centura Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Stockholders' Meetings, (i) Centura and Triangle shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Boards of Directors of Centura and Triangle shall recommend to their respective stockholders the approval of the matters submitted for approval, and (iv) the Boards of Directors and officers of Centura and Triangle shall use their reasonable efforts to obtain such stockholders' approvals, provided that each of Centura and Triangle may withdraw, modify, or change in an adverse manner to the other Party its recommendations if the Board of Directors of such Party, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could constitute a breach of the fiduciary duties of such Party's Board of Directors under applicable Law. In addition, nothing in this Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by either Party of information that is required to be disclosed in the Registration Statement or the Joint Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NYSE.

      8.2 EXCHANGE LISTING. Centura shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Centura Common Stock to be issued to the holders of Triangle Common Stock pursuant to the Merger.

      8.3 APPLICATIONS. Centura shall promptly prepare and file, and Triangle shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.


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



      8.4 FILINGS WITH STATE OFFICE. Upon the terms and subject to the conditions of this Agreement, Centura Merger Subsidiary shall execute and file the North Carolina Articles of Merger with the Secretary of State of the State of North Carolina in connection with the Closing.

      8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

      8.6    INVESTIGATION AND CONFIDENTIALITY.

             (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

             (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

             (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

             (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

      8.7 PRESS RELEASES. Prior to the Effective Time, Centura and Triangle shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

      8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Triangle Company nor any Affiliate thereof nor any Representative thereof retained by any Triangle Company shall, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any Acquisition Proposal. Notwithstanding anything herein to the contrary, Triangle and its Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal, (ii) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that (a) Triangle's Board of Directors concludes in good faith and consistent with its fiduciary duties to Triangle's stockholders under applicable Law that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, (b) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Triangle's Board of Directors receives from such Person an executed confidentiality agreement containing confidentiality terms at least as stringent as those contained in the Confidentiality Agreements, and (c) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Triangle's Board of Directors notifies Centura promptly of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Triangle agrees that it will promptly keep Centura informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Triangle agrees that it will, and will cause its officers, directors and Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Triangle agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents, and Representatives of the obligations undertaken in this Section 8.8. Nothing in this Section 8.8



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



shall (i) permit Triangle to terminate this Agreement (except as specifically provided in Article 10) or (ii) affect any other obligation of Centura or Triangle under this Agreement.

      8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a pooling of interests for accounting purposes and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

      8.10 STATE TAKEOVER LAWS. Each Triangle Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

      8.11 AGREEMENT OF AFFILIATES. Triangle has disclosed in Section 8.11 of the Triangle Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Triangle for purposes of Rule 145 under the 1933 Act. Triangle shall use its reasonable efforts to cause each such Person to deliver to Centura not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Triangle Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Centura Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Centura and Triangle have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Centura Common Stock issued to such affiliates of Triangle in exchange for shares of Triangle Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Centura and Triangle have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section
8.11 (and Centura shall be entitled to place restrictive legends upon certificates for shares of Centura Common Stock issued to affiliates of Triangle pursuant to this Agreement to enforce the provisions of this Section 8.11). Centura shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Centura Common Stock by such affiliates.

      8.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, but in no event earlier than the consolidation of Triangle's depository institution Subsidiaries with Centura's depository institution Subsidiaries, Centura shall provide generally to officers and employees of the Triangle Companies, who at or after the Effective Time become employees of a Centura Company (the "Continuing Employees"), employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially equivalent to those currently provided by the Centura Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified plans of Triangle shall be treated as service under Centura's qualified plans, and (ii) service under any other employee benefit plans of Triangle shall be treated as service under any similar employee benefit plans maintained by Centura. Centura shall cause the Centura welfare benefit plans that cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability, and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Triangle's welfare benefit plans to be credited to such Continuing Employees under the Centura welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the Centura welfare benefit plans. The continued coverage of the Continuing Employees under the employee benefits plans maintained by Triangle and/or any Triangle Subsidiary immediately prior to the Effective Time during a transition period not to exceed six months shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of Centura and its Subsidiaries, provided that after the Effective Time there is no Material reduction (determined on an overall basis) in the benefits provided under the Triangle employee benefit plans. Except as expressly provided in the Supplemental Letter, Centura also shall cause Triangle and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.12 of the Triangle Disclosure Memorandum to Centura between any Triangle Company and any current or former director, officer, or employee thereof, and all provisions of the Triangle Benefit Plans. To the extent that Centura has agreed to cause Triangle or the appropriate Triangle Subsidiary to honor the Contracts as set forth in the preceding sentence (the "Triangle Compensation Contracts"), Centura acknowledges that (i) the Merger constitutes a "Change of Control" and "Change in Control" (as applicable) for all purposes pursuant to any such Triangle Compensation Contracts, and (ii) that a "Termination Event" will exist under such Triangle Compensation Contracts throughout the one-year period (or such shorter period as may be provided for in the particular Triangle Compensation Contract) following the Effective Time. Centura shall use all reasonable efforts to identify, and offer employment opportunities to, qualified, satisfactorily performing employees of Triangle or any Triangle Company in vacant positions within the business operations of Centura and the Centura Companies for which such employees are qualified. Centura shall give, and shall cause each Centura Company to give, priority consideration to all such employees vis-a-vis all individuals other than current employees of Centura or any Centura Company.

      8.13   INDEMNIFICATION.

             (a) From and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Triangle or any Triangle Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, trustee administering an employee benefit plan, or employee of Triangle, any of the Triangle

Subsidiaries, or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, Centura shall indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any Liability (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them; provided, however, that (a) Centura shall have the right to assume the defense thereof and upon such assumption Centura shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Centura elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Centura and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Centura shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (b) Centura shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (c) Centura shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Centura's obligations under this Section 8.13(a) continue in full force and effect for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

             (b) Centura agrees that all rights to indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of Triangle and its Subsidiaries (the "Covered Parties") as provided in their respective Articles of Incorporation, Bylaws, or similar governing instruments as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 8.13(b) shall be deemed to preclude the liquidation, consolidation, or merger of Triangle or any Triangle Subsidiary, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by Centura is required to effectuate any indemnification, Centura shall direct, at the election of the

Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Centura and the Indemnified Party.

             (c) Centura, from and after the Effective Time, will directly or indirectly cause the persons who served as directors or officers of any Triangle Company at or before the Effective Time to be covered by Triangle's existing directors' and officers' liability insurance policy (provided that Centura may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy). Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time.

             (d) If Centura or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Centura shall assume the obligations set forth in this Section 8.13.

             (e) The provisions of this Section 8.13 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

      8.14 CERTAIN MODIFICATIONS. Centura and Triangle shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Triangle shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Centura and Triangle also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by the Parties. Neither Party's representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.14.

      8.15 CENTURA MERGER SUBSIDIARY ORGANIZATION. Centura shall organize Centura Merger Subsidiary under the Laws of the State of North Carolina. Prior to the Effective Time, the outstanding capital stock of Centura Merger Subsidiary shall consist of 1,000 shares of Centura Merger Subsidiary Common Stock, all of which shall be owned by Centura. Prior to the Effective Time, Centura Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind, acquire any assets, or incur any Liability, except as may be specifically contemplated by this Agreement or the Plan of Merger or as the Parties may otherwise agree. Centura, as the sole stockholder of Centura Merger Subsidiary, shall vote prior to the Effective Time the shares of Centura Merger Subsidiary Common Stock in favor of the Plan of Merger. At the Effective Time, Centura Merger Subsidiary shall be a corporation duly organized and validly existing under the Laws of the State of North Carolina, with the corporate power and authority necessary to execute, deliver, and perform its obligations under the Plan of Merger and to consummate the transactions contemplated by the Plan of Merger.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

      9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

             (a) STOCKHOLDER APPROVALS. The stockholders of Triangle shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NYSE. The stockholders of Centura shall have approved the issuance of shares of Centura Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NYSE.

             (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (excluding such matters agreed to by the Parties in the Supplemental Letter) which in the reasonable good faith judgment of the Board of Directors of Centura would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement, that had such condition or requirement been known as of the date of this Agreement, Centura would not, in its reasonable judgment, have entered into this Agreement.

             (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

             (d) LEGAL PROCEEDINGS. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

             (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Centura Common Stock issuable pursuant to the Merger shall have been received.

             (f) EXCHANGE LISTING. The shares of Centura Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

             (g) TAX MATTERS. Each Party shall have received a written opinion or opinions from Alston & Bird LLP, in a form reasonably satisfactory to such Party (the "Tax Opinion"), substantially to the effect that: (i) the Merger will constitute a reorganization within the meaning of
   Section 368(a) of the Internal Revenue Code; (ii) no gain or loss will be recognized by holders of Triangle Common Stock who exchange all of their Triangle Common Stock solely for Centura Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Centura Common Stock); (iii) the tax basis of the Centura Common Stock received by holders of Triangle Common Stock who exchange all of their Triangle Common Stock solely for Centura Common Stock in the Merger (plus cash received in lieu of a fractional share interest in Centura Common Stock) will be the same as the tax basis of the Triangle Common Stock surrendered in exchange for the Centura Common Stock (reduced by an amount allocable to a fractional share interest in Centura Common Stock for which cash is received); and (iv) the holding period of the Centura Common Stock received by holders who exchange all of their Triangle Common Stock solely for Centura Common Stock in the Merger (plus cash received in lieu of a fractional share interest in Centura Common Stock) will be the same as the holding period of the Triangle Common Stock surrendered in exchange therefor, provided that such Triangle Common Stock is held as a capital asset at the Effective Time.

             (h) POOLING LETTER. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from KPMG LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from PricewaterhouseCoopers LLP to the effect that such firm is not aware of any matters relating to Triangle and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

      9.2 CONDITIONS TO OBLIGATIONS OF CENTURA. The obligations of Centura to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Centura pursuant to Section 11.6(a) of this
Agreement:

             (a)    REPRESENTATIONS AND WARRANTIES.  For purposes of this
   Section 9.2(a), the accuracy of the representations and warranties of Triangle set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Triangle set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Triangle set forth in Sections 5.18 and 5.19 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Triangle set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, and 5.19) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Triangle; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material, "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Triangle or to a matter being "known" by Triangle shall be deemed not to include such qualifications.

             (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Triangle to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

             (c) CERTIFICATES. Triangle shall have delivered to Centura (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Triangle's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Centura and its counsel shall request.

             (d) AFFILIATE AGREEMENTS. Centura shall have received from each affiliate of Triangle the affiliates agreement referred to in Section
   8.11 of this Agreement, to the extent necessary to assure in the reasonable judgment of Centura that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

      9.3 CONDITIONS TO OBLIGATIONS OF TRIANGLE. The obligations of Triangle to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Triangle pursuant to Section 11.6(b) of this
Agreement:

             (a)    REPRESENTATIONS AND WARRANTIES.  For purposes of this
   Section 9.3(a), the accuracy of the representations and warranties of Centura set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Centura set forth in
   Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Centura set forth in Section 6.17 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Centura set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Centura; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Centura or to a matter being "known" by Centura shall be deemed not to include such qualifications.

             (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Centura to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

             (c) CERTIFICATES. Centura shall have delivered to Triangle (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Centura's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Triangle and its counsel shall request.

                                   ARTICLE 10
                                   TERMINATION

      10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Triangle or Centura, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

             (a) By mutual consent of the Board of Directors of Centura and the Board of Directors of Triangle; or

             (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Triangle and
    Section 9.3(a) of this Agreement in the case of Centura or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Triangle and
    Section 9.3(a) of this Agreement in the case of Centura; or

             (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Triangle and Section 9.3(a) in the case of Centura) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

             (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Centura or Triangle fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meetings where the transactions were presented to such stockholders for approval and voted upon; or

             (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 2000, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

             (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Triangle and Section 9.3(a) of this Agreement in the case of Centura or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

             (g) By the Board of Directors of Triangle, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                    (1) the Average Closing Price shall be less than the product of (i) 0.80 and (ii) the Starting Price; and

                    (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Centura Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause
      (2)(ii) (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If Triangle refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to Centura; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Centura shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing
(1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Centura Ratio. If Centura makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Triangle of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

      For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

             "Average Closing Price" shall mean the average of the daily last sales prices of Centura Common Stock as reported on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Centura) for the ten consecutive full trading days in which such shares are traded on the NYSE - Composite Transactions List ending at the close of trading on the Determination Date.

             "Determination Date" shall mean the later of the date on which (i) the Consent of the Board of Governors of the Federal Reserve System (without regard to any requisite waiting period thereof) to the Merger shall be received and (ii) the Triangle and Centura stockholders approve the Merger at the Stockholders' Meetings.

             "Index Group" shall mean the 13 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 13 bank holding companies and the weights attributed to them are as follows:

                                   BANK HOLDING COMPANIES                                    WEIGHTING
            -------------------------------------------------------------------------      ------------
              CCB Financial Corporation                                                          4.30%
              Colonial BancGroup, Inc.                                                          11.80
              Compass Bancshares, Inc.                                                          12.00
              First Virginia Banks, Inc.                                                         5.30
              FirstMerit Corporation                                                             9.60
              Hibernia Corporation                                                              16.90
              Mercantile Bankshares Corporation                                                  7.30
              National Commerce Bancorporation                                                  11.40
              One Valley Bancorp, Inc.                                                           3.50
              Provident Bankshares Corporation                                                   2.70
              Riggs National Corporation                                                         3.00
              Trustmark Corporation                                                              7.60
              United Bankshares, Inc.                                                            4.60
            -------------------------------------------------------------------------      ------------
                       Total                                                                    100.00%
                                                                                                =======


             "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the last sales prices of the companies composing the Index Group.

             "Starting Date" shall mean the last full trading day immediately preceding the date of the announcement by press release of the Merger.

             "Starting Price" shall mean the last sale price per share of Centura Common Stock as reported on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Centura) on the Starting Date.

      If any company belonging to the Index Group or Centura declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Centura shall be appropriately adjusted for the purposes of applying this Section 10.1(g).

      10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement and the

Supplemental Letter shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Triangle Stock Option Agreement and the Centura Stock Option Agreement shall be governed by their respective terms.

      10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.11 and 8.13 of this Agreement.

                                   ARTICLE 11
                                 MISCELLANEOUS

      11.1   DEFINITIONS.

             (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

             "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

             "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

             "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits (and excepting the Triangle Stock Option Agreement and the Centura Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

             "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

             "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

             "CENTURA COMMON STOCK" shall mean the no par value common stock of Centura.

             "CENTURA COMPANIES" shall mean, collectively, Centura and all Centura Subsidiaries.

             "CENTURA FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Centura as of June 30, 1999, and as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1999, and for each of the three years ended December 31, 1998, 1997, and 1996, as filed by Centura in SEC Documents, and (ii) the consolidated statements of condition of Centura (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1999.

             "CENTURA MERGER SUBSIDIARY COMMON STOCK" shall mean the no par value common stock of Centura Merger Subsidiary.

             "CENTURA PREFERRED STOCK" shall mean the no par value preferred stock of Centura.

             "CENTURA STOCK OPTION AGREEMENT" shall mean the stock option agreement by and between Centura and Triangle, in substantially the form of Exhibit 2.

             "CENTURA SUBSIDIARIES" shall mean the Subsidiaries of Centura and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Centura in the future and owned by Centura at the Effective Time.

             "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements, entered into prior to the date of this Agreement, between Triangle and Centura.

             "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

             "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

             "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

             "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

             "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

             "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

             "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
      Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

             "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

             "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

             "JOINT PROXY STATEMENT" shall mean the joint proxy statement used by Centura and Triangle to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Centura relating to the issuance of the Centura Common Stock to holders of Triangle Common Stock.

             "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, or any executive vice president of such Person.

             "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

             "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

             "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

             "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

             "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

             "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

             "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of
      (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior consent of the other Party in contemplation of the transactions contemplated hereby, and
      (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

             "NASD" shall mean the National Association of Securities Dealers, Inc.

             "NCBCA" shall mean the North Carolina Business Corporation Act.

             "1933 ACT" shall mean the Securities Act of 1933, as amended.

             "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

             "NORTH CAROLINA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Centura Merger Subsidiary and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

             "NYSE" shall mean the New York Stock Exchange, Inc.

             "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

             "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

             "PARTY" shall mean either Triangle or Centura, and "PARTIES" shall mean both Triangle and Centura.

             "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

             "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

             "PLAN OF MERGER" shall mean the plan of merger by and between Triangle and Centura Merger Subsidiary, in substantially the form of
      Exhibit 3.

             "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Centura under the 1933 Act with respect to the shares of Centura Common Stock to be issued to the stockholders of Triangle in connection with the transactions contemplated by this Agreement.

             "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

             "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

             "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

             "SEC" shall mean the United States Securities and Exchange Commission.

             "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

             "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

             "STOCKHOLDERS' MEETINGS" shall mean the respective meetings of the stockholders of Centura and Triangle to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

             "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

             "SUPERIOR PROPOSAL" means, with respect to Triangle, any written Acquisition Proposal made by a Person other than Centura which is for (i)
      (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Triangle as a result of which either (1) Triangle's stockholders prior to such transaction (by virtue of their ownership of Triangle's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (2) the individuals comprising the Board of Directors of Triangle prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of Triangle and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a Person of beneficial ownership of 25% or more of the common stock of Triangle whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and (ii) which is otherwise on terms which the Board of Directors of Triangle in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal and the Person making the proposal, (a) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (after giving effect to the Triangle Stock Option Agreement) and (b) is reasonably capable of being completed.

             "SUPPLEMENTAL LETTER" shall mean the supplemental letter of even date herewith between the Parties relating to certain understandings and agreements in addition to those included in this Agreement.

             "SURVIVING CORPORATION" shall mean Centura Merger Subsidiary as the surviving corporation resulting from the Merger.

             "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

             "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

             "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

             "TRIANGLE COMMON STOCK" shall mean the no par value common stock of Triangle.

             "TRIANGLE COMPANIES" shall mean, collectively, Triangle and all Triangle Subsidiaries.

             "TRIANGLE DISCLOSURE MEMORANDUM" shall mean the written information entitled "Triangle Disclosure Memorandum" delivered prior to the execution of this Agreement to Centura describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for any other purpose hereunder. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

             "TRIANGLE FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Triangle as of June 30, 1999, and as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1999, and for each of the three years ended December 31, 1998, 1997, and 1996, as filed by Triangle in SEC Documents, and (ii) the consolidated statements of condition of Triangle (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1999.

             "TRIANGLE STOCK OPTION AGREEMENT" shall mean the stock option agreement by and between Triangle and Centura, in substantially the form of Exhibit 1.

             "TRIANGLE STOCK PLANS" shall mean the following stock plans of
      Triangle: (i) 1998 Omnibus Stock Plan; (ii) 1988 Incentive Stock Option Plan; (iii) 1998 Non-qualified Stock Option Plan for Directors; (iv) stock options assumed in connection with acquisitions of other financial institutions; and (v) the Management Incentive Compensation Plan.

             "TRIANGLE SUBSIDIARIES" shall mean the Subsidiaries of Triangle, which shall include the Triangle Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Triangle in the future and owned by Triangle at the Effective Time.

             "TRIANGLE WARRANTS" shall mean the warrants issued by Unity Bank & Trust Company and assumed by Triangle in connection with the acquisition of Unity Bank & Trust Company.

                    (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                    Average Closing Price                            Section 10.1(g)
                    Centura ERISA Affiliate                          Section 6.13
                    Centura Ratio                                    Section 10.1(g)
                    Centura SEC Reports                              Section 6.5(a)
                    Claim                                            Section 8.13(a)
                    Closing                                          Section 1.2
                    Covered Party                                    Section 8.13(b)
                    Determination Date                               Section 10.1(g)
                    Effective Time                                   Section 1.3
                    Exchange Agent                                   Section 4.1
                    Exchange Ratio                                   Section 3.1(b)
                    FFIEC                                            Section 5.21
                    Indemnified Party                                Section 8.13
                    Index Group                                      Section 10.1(g)
                    Index Price                                      Section 10.1(g)
                    Index Ratio                                      Section 10.1(g)
                    Merger                                           Section 1.1

                    Starting Date                                    Section 10.1(g)
                    Starting Price                                   Section 10.1(g)
                    Takeover Laws                                    Section 5.19
                    Tax Opinion                                      Section 9.1(g)
                    Triangle Benefit Plans                           Section 5.13(a)
                    Triangle Contracts                               Section 5.14
                    Triangle ERISA Affiliate                         Section 5.13(e)
                    Triangle ERISA Plan                              Section 5.13(a)
                    Triangle Rights                                  Section 3.6(a)
                    Triangle Pension Plan                            Section 5.13(a)
                    Triangle SEC Reports                             Section 5.5(a)


                    (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

             11.2   EXPENSES.

                    (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

                    (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

             11.3 BROKERS AND FINDERS. Except for Keefe, Bruyette & Woods, Inc. as to Centura and except for Wheat First Securities, a division of First Union Capital Markets Corp., as to Triangle, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Triangle or Centura, each of Triangle and Centura, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

             11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (including any provision of the Confidentiality Agreements which would act to preclude Centura or Triangle, as the case may be, (or any Holder as defined in the Triangle Stock Option Agreement or the Centura Stock Option Agreement, as the case may be, from exercising its rights under such stock option agreement) to the extent that the Triangle Stock Option Agreement or the Centura Stock Option Agreement, as the case may be, is in force and effect, but excluding the Supplemental Letter). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.11 and 8.13 of this Agreement.

             11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Triangle Common Stock will be exchanged for Centura Common Stock shall not be amended (except in accordance with Section 10.1(g) of this Agreement) after the Stockholders' Meetings without the requisite approval of the holders of the issued and outstanding shares of Centura Common Stock and Triangle Common Stock, as the case may be, entitled to vote thereon.

             11.6   WAIVERS.

                    (a) Prior to or at the Effective Time, Centura, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Triangle, to waive or extend the time for the compliance or fulfillment by Triangle of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Centura under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Centura.

                    (b) Prior to or at the Effective Time, Triangle, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Centura, to waive or extend the time for the compliance or fulfillment by Centura of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Triangle under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Triangle.

                    (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

             11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

             11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

             Triangle:               TRIANGLE BANCORP, INC.
                                     4300 Glenwood Avenue
                                     Raleigh, North Carolina 27612
                                     Telecopy Number: (919) 781-6042

                                     Attention:       Michael S. Patterson
                                                      President, Chief Executive Officer, and
                                                       Chairman of the Board
                                                               and
                                                      Alexander M. Donaldson
                                                      General Counsel

             Copy to Counsel:        ARNOLD & PORTER
                                     Thurman Arnold Building
                                     555 Twelfth Street, N.W.
                                     Washington, D.C.  20004-1202
                                     Telecopy Number: (202) 942-5999
                                     Attention:  Steven Kaplan

             Centura:                CENTURA BANKS, INC.
                                     134 North Church Street
                                     Rocky Mount, North Carolina
                                     Telecopy Number: (252) 454-8283

                                     Attention: Cecil W. Sewell, Jr.
                                                Chairman of the Board and
                                                 Chief Executive Officer
                                                         and
                                                Joseph A. Smith, Jr.
                                                General Counsel

             Copy to Counsel:        ALSTON & BIRD LLP
                                     601 Pennsylvania Avenue, N.W.
                                     North Building, 11th Floor
                                     Washington, D.C. 20004-2601
                                     Telecopy Number: (202) 756-3333

                                     Attention:  Frank M. Conner III

             11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina.

             11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

             11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

             11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

             11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

             11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

             IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                                       TRIANGLE BANCORP, INC.


By:/s/ Susan C. Gilbert                                       By:/s/ Michael S. Patterson
   ----------------------------------------                      ----------------------------------------
    Susan C. Gilbert                                              Michael S. Patterson
    Secretary                                                     President, Chief Executive Officer, and
                                                                   Chairman of the Board


[CORPORATE SEAL]

ATTEST:                                                       CENTURA BANKS, INC.



By: /s/ Joseph A. Smith, Jr.                                  By:/s/ Cecil W. Sewell, Jr.
   ----------------------------------------                      ----------------------------------------
   Joseph A. Smith, Jr.                                          Cecil W. Sewell, Jr.
   Corporate Secretary                                           Chairman of the Board and
                                                                   Chief Executive Officer

[CORPORATE SEAL]